Exhibit 10.1

SEVENTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), dated as of January 20, 2015 (the “Effective Date”), is entered into by and among VENOCO, INC. (the “Company”), and the undersigned lenders party to the Credit Agreement defined below, and acknowledged by CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

INTRODUCTION

A.                                    This Amendment is in respect of that certain Fifth Amended and Restated Credit Agreement, dated as of October 3, 2012, among the Company, the Guarantors from time to time parties thereto, the several financial institutions from time to time parties thereto as Lenders, the Administrative Agent, the Arranger, the Syndication Agent and the Documentation Agent and the other Persons from time to time parties thereto (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”).

B.                                    In connection with that certain Waiver to Credit Agreement dated effective as of December 31, 2014 by and among the parties thereto, the Company has requested, among other things, (i) as of December 31, 2014, a permanent waiver of the Company’s failure to comply with Section 8.12(b) of the Credit Agreement, and (ii) modification of the covenants and certain other provisions as specified below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.                         Definitions.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

SECTION 2.                         Waivers.   As of December 31, 2014, the undersigned Lenders hereby waive any Event of Default due to a breach of Section 8.12(b) and Section 8.12(d) of the Credit Agreement with respect to the fiscal quarter ended December 31, 2014.  The express waiver set forth in this Section 2 is limited to the extent described herein and shall not be construed to be a waiver of any of the other terms, provisions, covenants, warranties, Events of Default or agreements contained in the Credit Agreement or in any of the other Loan Documents. For the avoidance of doubt, the foregoing waiver is only a waiver with respect to compliance with Section 8.12(b) and Section 8.12(d) of the Credit Agreement with respect to the fiscal quarter ended December 31, 2014 and is not a waiver of any other provision of the Credit Agreement or any other Loan Document.

SECTION 3.                         Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                                         The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety with the following:

““Consolidated EBITDA” means with respect to the Company and its Restricted Subsidiaries on a consolidated basis for any fiscal period, without duplication, (a) Consolidated Net Income plus (b) depreciation, depletion, amortization, adjustments resulting from the application of ASC 718 and ASC 505-50 and other non-cash items reducing Consolidated Net Income plus (c) Consolidated Interest Expense plus (d) income tax expense plus (e) one-time expenses in an amount up to but not exceeding $10,000,000 incurred in connection with the

Merger and the financing of the Merger plus (f) non-cash expenses for any employee stock ownership plan or stock appreciation rights plan plus (g) restructuring costs, charges and expenses incurred during such period of four consecutive fiscal quarters ending on the relevant date of calculation in an amount up to but not exceeding $5,000,000,  minus (h) any non-cash items increasing Consolidated Net Income, all determined in accordance with GAAP.  For purposes of Section 8.12(c), Consolidated EBITDA shall be calculated to give pro forma effect to Acquisitions and Dispositions as if such Acquisition(s) or Disposition(s) had been consummated on the first day of the period of four consecutive fiscal quarters ending on the relevant date of calculation.”

(b)                                                         The definition of “Consolidated Interest Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby deleted.

(c)                                                          The definition of “Consolidated Secured Debt Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety with the following:

““Consolidated Secured Debt Leverage Ratio” means the ratio of (a) the greater of (i) the Borrowing Base or (ii) the Effective Amount, as each is in effect at such time to (b) Consolidated EBITDA on an annualized basis determined by multiplying the Consolidated EBITDA results for (1) the two consecutive fiscal quarters ended March 31, 2015 times two, (2) the three consecutive fiscal quarters ended June 30, 2015 divided by three times four, and (3) the commencing with the fiscal quarter ended September 30, 2015 and thereafter, as at the last day of any period of four consecutive fiscal quarters.”

(d)                                                         The definitions of “Current Assets” and “Current Liabilities” in Section 1.1 of the Credit Agreement are hereby deleted.

(e)                                                          The definition of “Minimum Liquidity” is hereby added in alphabetical order in Section 1.1 of the Credit Agreement:

““Minimum Liquidity” means, at all times, the sum of the Company’s and its Restricted Subsidiaries (i) unrestricted cash, deposit account balances and Cash Equivalents on such date plus (ii) the Available Borrowing Base on such date.”

(f)                                                           Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“(a)                           as soon as available, but in any event not later than 90 days after the end of each fiscal year ending thereafter, a copy of the annual audited consolidated balance sheet of the Company and its Restricted Subsidiaries as at December 31, 2012 and as at the end of such year ending thereafter, respectively, and the related consolidated statements of operations and retained earnings, comprehensive income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year; the Company’s financial statements shall be accompanied by the unqualified opinion (or, if qualified, of a non-material nature (e.g., FASB changes of accounting principles) or material misrepresentation nature (for the avoidance of doubt, a qualification indicative of a going concern, or a risk thereof, is permissible)) and a copy of the management letter, if any, of Ernst and Young LLP or other nationally recognized independent public accounting firm (the “Independent Auditor”), which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Restricted Subsidiaries at the end of such periods and the results of their operations and their cash flows for the periods indicated in conformity with GAAP; and”

(g)                                                          The word “and” at the end of Section 7.2(h) shall be deleted; the period at the end of Section 7.2(i) shall be replaced with a semicolon; and a new Section 7.2(j) and Section 7.2(k) shall be added immediately following the existing Section 7.1(i) of the Credit Agreement as follows:

“(j)                              as soon as available, but in no event later than 45 days after the end of each calendar month, a monthly financial reporting package consisting of financial information of the Company that is routinely and internally generated for management on a monthly basis, in a form substantially similar to that attached hereto as an example in Schedule 7.2(j); and

(k)                                 as soon as available, but in no event later than 15 days after the end of each calendar month, a monthly report of the Company’s and its Restricted Subsidiaries unrestricted cash balance, deposit account balance and Cash Equivalents as of the end of such month and a statement with respect to compliance of the Minimum Liquidity test required pursuant to Section 8.12(c) in the form attached hereto as Exhibit I.”

(h)                                                         Section 7.18 of the Credit Agreement is hereby amended and restated in its entirety with the following:

“Section 7.18                       Derivative Contracts.  The Company and its Restricted Subsidiaries shall enter into and maintain, at all times after the Effective Date, Derivative Contracts with the purpose and effect of fixing or setting a floor for prices on Projected Oil and Gas Production through 2015; provided, that on the date on which any Reserve Report is delivered pursuant to Section 7.2(c)(i) (as used in this Section 7.18, the “Determination Date”), such Derivative Contracts shall cover a notional volume of at least seventy-five percent (75%) of the total Projected Oil and Gas Production to be produced in any month from the Proved Developed Producing Reserves reflected in such Reserve Report.”

(i)                                                             Section  8.12(b),  Section 8.12(c) and Section 8.12(d) of the Credit Agreement are hereby amended and restated in their entirety with the following:

“(b)                           (Reserved).

(c)                                  Minimum Liquidity.   The Company shall not permit its Minimum Liquidity at any time to be less than $10,000,000.

(d)                                 Consolidated Secured Debt Leverage Ratio.   The Company shall not permit the ratio of Consolidated Secured Debt Leverage Ratio to exceed, as of the last day of the fiscal quarter ending (i) March 31, 2015, 1.50 to 1.00, (ii) June 30, 2015, 1.60 to 1.00, (iii) September 30, 2015, 1.70 to 1.00, and (iv) on or after December 31, 2015, 1.85 to 1.00.”

(j)                                                            Section 8.9(a) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“(a)                           if (A) no Default or Event of Default (other than a Default or Event of Default due to a breach of Section 8.12(c)) shall have occurred and be continuing, (B) no such Restricted Payment shall cause or result in a Default or Event of Default (other than a Default or Event of Default due to a breach of Section 8.12(c)), (C) at the time any such Restricted Payment is made by the Company, and giving pro forma effect to such Restricted Payment, (1) the ratio of the

Effective Amount to the Borrowing Base does not exceed .85 to 1.00 and (2) the Company shall have Unused Availability of at least $40,000,000, (D) calculating the financial covenant in Section 8.12(d) as if the proposed Restricted Payment had been made on the last day of the most recently ended fiscal quarter, the Company is in pro forma compliance with Section 8.12(d) hereof after giving effect to such Restricted Payment, and (E) calculating the Consolidated Leverage Ratio as if the proposed Restricted Payment had been made on the last day of the most recently ended fiscal quarter, the Company is in pro forma compliance with a Consolidated Leverage Ratio of less than (i) if for the fiscal quarter ending March 31, 2014, 4.75 to 1.00, (ii) if for the fiscal quarter ending June 30, 2014, 4.50 to 1.00 and (iii) for any fiscal quarter ending on or after September 30, 2014, 4.00 to 1.00, then the Company may declare and pay regular Cash Dividends that do not exceed, when aggregated with the dividends paid in the fiscal quarter in which such dividend is paid and the prior three fiscal quarters, $35,000,000, so long as such Cash Dividends are not used by Denver Parent to make any distribution, dividend or return capital to its members, partners or stockholders or make any distribution of assets in cash or in kind to its members, partners or stockholders;”

(k)                                                         Section 11.4(b) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“(b)  pay or reimburse the (i) Administrative Agent within five Business Days after demand (subject to Section 5.1(d)) for all costs and expenses (including Attorney Costs) incurred by Administrative Agent in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including, but not limited to, the payment or reimbursement for expenses of a financial advisor selected by Administrative Agent in its sole determination or collection or enforcement of any Note through any legal proceedings) during the existence of a Default, and (ii) Administrative Agent, any other Agent, the Issuing Lender and each Lender within five Business Days after demand (subject to Section 5.1(d)) for all costs and expenses (including Attorney Costs) incurred by each of them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including, but not limited to, the payment or reimbursement for expenses of a financial advisor selected by Administrative Agent in its sole determination or collection or enforcement of any Note through any legal proceedings) during the existence of an Event of Default or after acceleration of the Loans (including in connection with any “workout” or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).”

(l)                                                             A new Section 11.4(c) is hereby added immediately following the existing Section 11.4(b) of the Credit Agreement as follows:

“(c)  pay or reimburse the Administrative Agent within five Business Days after demand for all reasonable and documented costs and expenses incurred by Administrative Agent for service of one financial advisor to the Administrative Agent and the Lenders, taken as a whole, selected by Administrative Agent in its sole determination.”

(m)                                                     A new Schedule 7.2(j) is hereby added to the Credit Agreement in the form attached hereto as Schedule 7.2(j).

(n)                                                         Schedule A to Exhibit C of the Credit Agreement is hereby deleted and the Schedule A to Exhibit C attached hereto is substituted in its entirety in replacement thereof.

(o)                                                         A new Exhibit I is hereby added to the Credit Agreement in the form attached hereto as Exhibit I.

SECTION 4.                         Representations and Warranties, Etc. The Company and each of the other Loan Parties represents and warrants to the Administrative Agent, the Issuing Lender and the Lenders that as of the Effective Date and after giving effect to the amendments and waivers in this Amendment:

(a)                                                         each of the representations and warranties by the Loan Parties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of such date in all material respects as though made as of the date hereof, except those that by their terms relate solely as to an earlier date, in which event they shall be true and correct in all material respects on and as of such earlier date;

(b)                                                         the execution, delivery and performance of this Amendment has been duly authorized by all requisite organizational action on the part of the Company and each other Loan Party;

(c)                                                          the Credit Agreement as amended hereby and each of the other Loan Documents constitute valid and legally binding agreements enforceable against each Loan Party that is a party thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)                                                         no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents;

(e)                                                          all of the Subsidiaries of the Company are and have been Restricted Subsidiaries; and

(f)                                                           all of the schedules to the Security Documents are true, correct and complete in all material respects on the Effective Date other than schedules to the Mortgages to the extent modified by releases signed by the Administrative Agent.

SECTION 5.                         Ratification.  The Company and each other Loan Party hereby ratifies and confirms, as of the Effective Date and after giving effect to this Amendment, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby and (b) all of the Obligations under the Credit Agreement and the other Loan Documents.

SECTION 6.                         Effectiveness.  This Amendment shall become effective as of the Effective Date when all of the conditions set forth in this Section 6 have been satisfied.

(a)                                                         The Administrative Agent shall have received executed counterparts of this Amendment from the Company, the Guarantors, the Administrative Agent and the Required Lenders.

(b)                                                         The Administrative Agent shall have received on behalf of the Lenders executing this Amendment by the Effective Date,  an amendment fee  in connection with this Amendment equal to twenty-five basis points (0.25%)  of such Lender’s Pro Rata Share of the Borrowing Base in effect on the Effective Date.

(c)                                                          The Administrative Agent shall have received from the Company a certificate of each Loan Party dated as of the Effective Date signed by a Responsible Officer of each such Loan Party certifying and attaching:

(i)                                     resolutions of the board of directors of the Company and members or the board of directors or similar governing body of each Guarantor or its general partner, as applicable, authorizing this Amendment and the transactions contemplated hereby, certified as of the Effective Date by a Responsible Officer of such Person;

(ii)                                  the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Amendment, and all other Loan Documents to be delivered by it hereunder; and

(iii)                               the Organization Documents of each Loan Party as in effect on the Effective Date.

(d)                                                         No Default, Event of Default or other circumstance which has or could be reasonably expected to have a Material Adverse Effect has occurred and is continuing.

(e)                                                          The Administrative Agent shall have received all reasonable out-of-pocket fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) for which an invoice has been delivered to Company at least one Business Day before the Effective Date.

(f)                                                           The Administrative Agent shall have received such other approvals, information, documents or materials as the Administrative Agent or any Lender may request.

SECTION 7.                         Governing Law; Severability; Integration.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 8.                         Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original and all of which when taken together shall constitute a single document.

SECTION 9.                         Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.8 of the Credit Agreement.

SECTION 10.                  Miscellaneous.  (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended, waived or otherwise modified by this Amendment; (b) this Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement; and (c) a facsimile signature of any party hereto shall be deemed to be an original signature for purposes of this Amendment.

SECTION 11.                  ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(Remainder of Page Left Intentionally Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly effective as of the Effective Date.

COMPANY:

VENOCO, INC.

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer

GUARANTORS:

WHITTIER PIPELINE CORPORATION

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer

TEXCAL ENERGY (LP) LLC

By: VENOCO, INC., its Manager

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer

TEXCAL ENERGY (GP) LLC

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer

TEXCAL ENERGY SOUTH TEXAS L.P.

By:	TEXCAL ENERGY (GP) LLC,
as general partner

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer

AGREED TO AND ACKNOWLEDGED THE FOREGOING:

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Phil Ballard
Phil Ballard, Managing Director

AGREED TO THE FOREGOING:

LENDERS:

THE BANK OF NOVA SCOTIA

By:	/s/ Alan Dawson
Alan Dawson, Director

KEYBANK NATIONAL ASSOCIATION

By:	/s/ George E. McKean
George E. McKean, Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Raza Jafferi
Raza Jafferi, Vice President

RB INTERNATIONAL FINANCE (USA) LLC

By:	/s/ John A. Valiska
John A. Valiska, First Vice President

By:	/s/ Steven VanSteenbergen
Steven VanSteenbergen, Vice President

BOKF, NA dba BANK OF OKLAHOMA

By:	/s/ Eric R. Ernst
Eric R. Ernst, Senior Vice President

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kevin Donaldson
Kevin Donaldson, SVP

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Nupur Kumar, Authorized Signatory

By:	/s/ Samuel Miller
Samuel Miller, Authorized Signatory

SANTANDER BANK, N.A.

By:	/s/ Aidan Lanigan
Aidan Lanigan, Senior Vice President

By:	/s/ Vaughn Buck
Vaughn Buck, Executive Vice President

ABN AMRO CAPITAL USA LLC

By:	/s/ Elizabeth Johnson
Elizabeth Johnson, Executive Director

By:	/s/ Darrel Holley
Darrell Holley, Managing Director

CIT FINANCE LLC, as Lender

By:	/s/ John Feeley
John Feeley, Director